As filed with the Securities and Exchange Commission on September 18, 1996
                                             Registration No. 333-
- ---------------------------------------------------------------------------
      S E C U R I T I E S   A N D   E X C H A N G E   C O M M I S S I O N

                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                 SOFTDESK, INC.
               ------------------------------------------------
              (Exact name of issuer as specified in its charter)


          Delaware                                    02-0390273
- -------------------------------                   --------------------
(State or other jurisdiction of                   (I.R.S. employer
incorporation or organization)                    identification number)

              7 Liberty Hill Road, Henniker, New Hampshire 03242
             --------------------------------------------------------
              (Address of principal executive offices)  (Zip code)

                         1993 EQUITY INCENTIVE PLAN
                        ------------------------------
                           (Full title of the plan)

                    Patrick J. Rondeau, Esq., Hale and Dorr
                  60 State Street, Boston, Massachusetts 02109
                  --------------------------------------------
                    (Name and address of agent for service)

                                (617) 526-6000
                                --------------
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE
                        -------------------------------

 Title of          Proposed      Proposed
Securities        Amount to       Maximum          Maximum       Amount of
  to be               be      Offering Price      Aggregate     Registration
Registered        Registered     Per Share     Offering Price       Fee
- ----------        ----------  ---------------  ---------------  ------------

Common Stock,       400,000      $6.875 (1)     $2,750,000 (1)      $948.28
$.01 par value      shares

 (1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) of the Securities Act, and based on the average of the high and low prices of the Common Stock as reported by Nasdaq on September 12, 1996.

                    Statement of Incorporation by Reference
                    ---------------------------------------


         This Registration Statement on Form S-8 incorporates by reference the contents of Registration Statement on Form S-8, File No. 33-76302 filed by the Registrant on March 10, 1994, relating to the Registrant's 1993 Equity Incentive Plan.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Henniker, State of New Hampshire, on this 18th day of September, 1996.



                                     SOFTDESK, INC.



                                     By: /s/ David C. Arnold
                                        -----------------------
                                        David C. Arnold
                                        Chairman, President and Chief
                                        Executive Officer



                               POWER OF ATTORNEY

         We, the undersigned officers and directors of Softdesk, Inc. hereby severally constitute and appoint David C. Arnold, John A. Rogers and Patrick
    J. Rondeau and any of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names, in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Softdesk, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


       Signature                  Title                      Date
       ---------                  -----                      ----

 /s/ David C. Arnold     Chairman, President,       ) September 18, 1996
- -----------------------  Chief Executive Officer    )
 David C. Arnold         and Director (Principal    )
                         Executive Officer)         )
                                                    )
                                                    )
                                                    )
 /s/ John A. Rogers      Vice President, Finance    ) September 18, 1996
- -----------------------  and Chief Financial        )
 John A. Rogers          Officer (Principal         )
                         Financial and Accounting   )
                         Officer)                   )
                                                    )
                                                    )
                         Director                   )
- ------------------------                            )
 James W. Adkisson                                  )
                                                    )
                                                    )
 /s/ Jesse E. Devitte    Director                   ) September 18, 1996
- -----------------------                             )
 Jesse E. Devitte                                   )
                                                    )
                                                    )
 /s/ Louis J. Volpe      Director                   ) September 18, 1996
- -----------------------
 Louis J. Volpe


                                 EXHIBIT INDEX
                                 -------------


    Exhibit
    Number
    -------

    4.1 (1)   Certificate of Incorporation of the
              Registrant, as amended.

    4.2 (2)   By-Laws of the Registrant.

    5.1       Opinion of Hale and Dorr.

    23.1      Consent of Hale and Dorr (included in
              Exhibit 5.1).

    23.2      Consent of Arthur Andersen LLP

    23.3      Consent of Coopers & Lybrand L.L.P.

    24.1      Power of Attorney (included in the
              signature pages of this Registration
              Statement).



    -----------

    (1) Incorporated herein by reference to the exhibits to the Company's Registration Statement on Form S-1 (File No. 33-73112) and to the exhibits to the Company's Quarterly Report on Form 10-Q for the fiscal period ended June 30, 1995.

    (2) Incorporated herein by reference to the exhibits to the Company's Registration Statement on Form S-1 (File No. 33-73112).